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As filed with the Securities and Exchange Commission on January 24, 2003

Registration No. 333-100298

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YAHOO! INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State of incorporation)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California 94089
(408) 349-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Susan L. Decker
Executive Vice President, Finance and Administration, and
Chief Financial Officer
701 First Avenue
Sunnyvale, California 94089
(408) 349-3300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael J. Callahan Deputy General Counsel Yahoo! Inc. 701 First Avenue Sunnyvale, California 94089 (408) 349-3300	Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, CA 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement for a period lasting one year or until such earlier time that all of the shares registered hereunder have been sold.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Securities Act Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Yahoo!, Inc. hereby amends Item 16 of Part II of the registration statement solely to add Exhibits No. 10.45, 10.46, and 10.47 to the registration statement.

Item 16. Exhibits.

Exhibit Number	Description
4.1*	Registration Rights Agreement, dated August 28, 2002, by and among Yahoo! Inc., Acqua Wellington Private Placement Fund Ltd. and Acqua Wellington Opportunity I Limited, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002.
5.1*	Opinion regarding legality by Michael J. Callahan, dated October 2, 2002, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002.
10.40*	Amendment to the Yahoo! Japan License Agreement, dated September 17, 1997 by and between the Registrant and Yahoo! Japan Corporation.
10.41*	Yahoo! Korea License Agreement, dated November 30, 1997, by and between the Registrant and Yahoo! Korea Corporation.
10.42*	Services Agreement, dated November 30, 1997 by and between Yahoo! Korea Corporation and Softbank Korea Corporation.
10.43*	Yahoo! Japan License Agreement, dated April 1, 1996 by and between the Registrant and Yahoo! Japan Corporation.
10.44*	Hosting Services Agreement, dated September 26, 2001, by and between the Registrant and eGroups K.K.
10.45**	Overture Search Services Agreement, dated May 1, 2002 by and between the Registrant and Overture Services, Inc.
10.46**	First Addendum to Overture Search Services Agreement, dated October 1, 2002 by and between the Registrant and Overture Services, Inc.
10.47**	Second Addendum to Overture Search Services Agreement, dated January 13, 2003 by and between the Registrant and Overture Services, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Michael J. Callahan (see Exhibit 5.1).
24.1*	Power of Attorney, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002 (see signature page).

*
Previously filed.

**
Confidential treatment requested on certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Yahoo! Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 23, 2003.

YAHOO! INC.
By:	/s/ SUSAN L. DECKER Susan L. Decker Executive Vice President, Finance and Administration and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 3 to the registration statement, has been signed by the following persons in the capacities indicated on this 23rd day of January 2003.

Signature	Title
* Terry S. Semel	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ SUSAN L. DECKER Susan L. Decker	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)
* William E. Losch	Vice President, Finance (Principal Accounting Officer)
* Timothy Koogle	Director
* Ronald Burkle	Director
* Eric Hippeau	Director
* Arthur H. Kern	Director
* Edward Kozel	Director
Michael Moritz	Director
* Gary Wilson	Director
* Jerry Yang	Director
*By: /s/ SUSAN L. DECKER Susan L. Decker	Attorney-In-Fact

Exhibit Index

Exhibit Number	Description
4.1*	Registration Rights Agreement, dated August 28, 2002, by and among Yahoo! Inc., Acqua Wellington Private Placement Fund Ltd. and Acqua Wellington Opportunity I Limited, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002.
5.1*	Opinion regarding legality by Michael J. Callahan, dated October 2, 2002, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002.
10.40*	Amendment to the Yahoo! Japan License Agreement, dated September 17, 1997 by and between the Registrant and Yahoo! Japan Corporation.
10.41*	Yahoo! Korea License Agreement, dated November 30, 1997, by and between the Registrant and Yahoo! Korea Corporation.
10.42*	Services Agreement, dated November 30, 1997 by and between Yahoo! Korea Corporation and Softbank Korea Corporation.
10.43*	Yahoo! Japan License Agreement, dated April 1, 1996 by and between the Registrant and Yahoo! Japan Corporation.
10.44*	Hosting Services Agreement, dated September 26, 2001, by and between the Registrant and eGroups K.K.
10.45**	Overture Search Services Agreement, dated May 1, 2002 by and between the Registrant and Overture Services, Inc.
10.46**	First Addendum to Overture Search Services Agreement, dated October 1, 2002 by and between the Registrant and Overture Services, Inc.
10.47**	Second Addendum to Overture Search Services Agreement, dated January 13, 2003 by and between the Registrant and Overture Services, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Michael J. Callahan (see Exhibit 5.1).
24.1*	Power of Attorney, incorporated by reference into this Amendment No. 3 to the Registration Statement on Form S-3 from the Registrant's Registration Statement filed on Form S-3 (File No. 333-100298) on October 3, 2002 (see signature page).

*
Previously filed.

**
Confidential treatment requested on certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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  Item 16. Exhibits.
SIGNATURES
Exhibit Index